                   Amended and Restated Bylaws

                      (as of April 27, 2000)






                                of

                   American General Corporation

                          Houston, Texas













[Logo of American General appears here]

         AMENDED AND RESTATED BYLAWS
                     OF
        AMERICAN GENERAL CORPORATION



                 ARTICLE I.

                Capital Stock

   SECTION 1. Certificates for Shares. The
certificates for shares of the capital stock of the company shall be in such form as shall be approved by the board of directors.
The certificates shall be signed by the
chairman of the board or president, and also by the secretary, and may be sealed with the seal of the company or a facsimile thereof.
Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the company itself or an employee of the company, the signatures of the chairman of the board or president and of the secretary may be facsimiles. The certificates shall be consecutively numbered and shall be entered on the stock records of the company as they are issued, and each shall exhibit the holder's name and the number of shares.

   SECTION 2. Transfer of Shares. The shares of stock of the company shall be transferable only on the stock records of the company by the registered holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender of certificates representing such shares duly endorsed or in proper form for transfer, with appropriate evidence of authority to transfer, and cancellation thereof.

   SECTION 3. Fixing of Record Date; Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books of the company shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

   When a determination of shareholders
entitled to vote at any meeting of
shareholders has been made as provided
herein, such determination shall apply to any adjournment of the meeting except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

   SECTION 4. Registered Shareholders. The
company shall be entitled to treat the
holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or entity, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Texas.

   SECTION 5. Lost, Destroyed, or Stolen
Stock Certificates. No certificate for
shares of stock in the company shall be
issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence satisfactory to the board of directors, or such person or persons as it may designate, of such loss, destruction, or theft, and, if the board of directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the then-market value of the shares represented by the certificate) and with such terms and such surety or sureties as the board of directors may, in its discretion, require.

   SECTION 6. Regulations. The board of
directors shall have the power and authority to make all such rules and regulations to the extent permitted by law, the articles of incorporation, and these bylaws, as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates for shares of the capital stock of the company.


                 ARTICLE II.

                Shareholders

   SECTION 1. Annual Meeting. The annual
meeting of the shareholders shall be held at such hour as shall be designated by the board of directors either (i) on the last business day of April of each year, or (ii) on such other date, not more than thirteen
(13) months after the last preceding annual meeting, as the board of directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

   SECTION 2. Special Meetings. A special
meeting of shareholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holders of at least ten percent (10%) of the issued and outstanding shares entitled to vote at such meeting. Only such business as shall be stated or indicated in the notice of the meeting shall be transacted at any such special meeting of shareholders.

   SECTION 3. Place. The annual meeting of
shareholders may be held at any place as may be designated in the call of the meeting.
Meetings of shareholders shall be held at the principal office of the company unless another place is designated for a meeting in the manner provided herein.

   SECTION 4. Notice. Written or printed
notice stating the place, day, and hour of each meeting of shareholders, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the officer calling the meeting, to each shareholder of record entitled to vote at such meeting.

   SECTION 5. Quorum. Except as may be
otherwise provided by law or the articles of incorporation, no meeting of shareholders shall elect directors, or transact other business of the company, unless there shall be present, in person or by proxy, a quorum, which is defined as the holders of a majority of the issued and outstanding shares of capital stock of the company entitled to vote at the meeting, and the act of a majority of the shares represented at any meeting at which a quorum is present shall be the act of the meeting. The shareholders present at any meeting, though less than a quorum, may adjourn the meeting, and any business may be transacted at the adjourned meeting that could have been transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

   SECTION 6. Proxies. At any meeting of
shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless it is expressly provided therein that the proxy shall be irrevocable or unless it is otherwise made irrevocable by law.

   SECTION 7. Voting of Shares. Each
outstanding share of a class of stock
entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter. Votes for directors, and upon demand of any shareholder votes upon any question before a meeting, shall be by ballot.

   SECTION 8. Presiding Officer and
Secretary. The chairman of the board, or in his absence the president, shall preside at each meeting of shareholders. In the absence of both, a chairman selected by the board of directors from among the directors present shall preside. The records of each meeting shall be kept by the secretary, or in his absence an assistant secretary, or in the absence of both, a person appointed by the chairman of the meeting.

   SECTION 9. List of Shareholders. A
complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of each and number of shares of each class and series of stock held by each, shall be prepared by the secretary and filed at the registered office of the company, and shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting. It shall be produced at such meeting and shall at all times during such meeting be subject to inspection by any shareholder.

   SECTION 10. Inspectors of Election. The
chairman of each meeting of shareholders shall appoint a committee to act as inspectors of election. Such committee shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented by proxy and shall prepare a list showing the total number of shares of each class and series of stock, and of all classes, represented either in person or by proxy.
The inspectors of election shall oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting;
receive a ballot evidencing votes cast by the proxy committee; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the chairman of the meeting or the shareholders.

   SECTION 11. Nature of Business at
Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by a shareholder of the company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

   In addition to any other applicable
requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the company.

   To be timely, a shareholder's notice to
the Secretary must be delivered to or mailed and received at the principal executive offices of the company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders;
provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

   To be in proper written form, a
shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting
(i) a brief description of the business
desired to be brought before the annual
meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder,
(iii) the class or series and number of
shares of capital stock of the company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons
(including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

   No business shall be conducted at the
annual meeting of shareholders except
business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                ARTICLE III.

             Board of Directors

   SECTION 1. Number, Term of Office,
Nomination, Vacancy and Removal. The
business affairs and property of the company shall be managed and controlled by the board of directors, and, subject to the restrictions imposed by law, by the articles of incorporation, or by these bylaws, the board of directors may exercise all of the powers of the company.

     (a)  Number. Subject to the rights of
          holders of any class or series of
          stock having a preference over the
          Common Stock of the company as to
          dividends or upon liquidation to
          elect additional directors under
          specified circumstances, the
          number of the directors of the
          company shall be fixed from time
          to time by the board of directors
          but shall not be fewer than three
          (3) nor more than twenty-five
          (25). Within these limits, the
          number of directors may be
          increased or decreased (provided
          that any decrease does not shorten
          the term of any incumbent
          director) from time to time by
          resolution of the board of
          directors. Directors must be
          shareholders, but they need not be
          residents of the State of Texas.

     (b)  Election and Terms. Subject to the
          rights of holders of any class or
          series of stock having a
          preference over the Common Stock
          of the company as to dividends or
          upon liquidation to elect
          additional directors under
          specified circumstances, directors
          shall be elected at the annual
          meeting of the shareholders. Each
          director shall serve until the
          next annual meeting and until his
          successor shall have been elected
          and qualified, or until his
          earlier death, resignation, or
          removal; provided, however, that
          the term of any director who is
          also an officer of the company or
          of any subsidiary of the company
          shall simultaneously terminate
          when that director ceases, for
          whatever reason, to be an officer
          of the company or of any
          subsidiary of the company, unless
          the board of directors, in its
          discretion and upon resolution
          adopted by a majority of the
          remaining directors then in
          office, waives the applicability
          hereof.

     (c)  Nomination of Directors. Only
          persons who are nominated in
          accordance with the following
          procedures shall be eligible for
          election as directors of the
          company, except as may be
          otherwise provided in the
          Certificate of Incorporation with
          respect to the right of holders of
          preferred stock of the company to
          nominate and elect a specified
          number of directors in certain
          circumstances. Nominations of
          persons for election to the board
          of directors may be made at any
          annual meeting of shareholders, or
          at any special meeting of
          shareholders called for the
          purpose of electing directors, (a)
          by or at the direction of the
          board of directors (or any duly
          authorized committee thereof) or
          (b) by any shareholder of the
          company (i) who is a shareholder
          of record on the date
	    of the giving of the notice provided
          for in this Section 1(c) and on the
          record date for the determination
          of shareholders entitled to vote
          at such meeting and (ii) who
          complies with the notice
          procedures set forth in this
          Section 1(c).

          In addition to any other
          applicable requirements, for a
          nomination to be made by a
          shareholder, such shareholder must
          have given timely notice thereof
          in proper written form to the
          Secretary of the company.

          To be timely, a shareholder's
          notice to the Secretary must be
          delivered to or mailed and
          received at the principal
          executive offices of the company
          (a) in the case of an annual
          meeting, not less than one hundred
          and twenty (120) days nor more
          than one hundred fifty (150) days
          prior to the anniversary date of
          the immediately preceding annual
          meeting of shareholders; provided,
          however, that in the event that
          the annual meeting is called for a
          date that is not within thirty
          (30) days before or after such
          anniversary date, notice by the
          shareholder in order to be timely
          must be so received not later than
          the close of business on the tenth
          (10th) day following the day on
          which such notice of the date of
          the annual meeting was mailed or
          such public disclosure of the date
          of the annual meeting was made,
          whichever first occurs; and (b) in
          the case of a special meeting of
          shareholders called for the
          purpose of electing directors, not
          later than the close of business
          on the tenth (10th) day following
          the day on which notice of the
          date of the special meeting was
          mailed or public disclosure of the
          date of the special meeting was
          made, whichever first occurs.

          To be in proper written form, a
          shareholder's notice to the
          Secretary must set forth (a) as to
          each person whom the shareholder
          proposes to nominate for election
          as a director (i) the name, age,
          business address and residence
          address of the person, (ii) the
          principal occupation or employment
          of the person, (iii) the class or
          series and number of shares of
          capital stock of the company which
          are owned beneficially or of
          record by the person and (iv) any
          other information relating to the
          person that would be required to
          be disclosed in a proxy statement
          or other filings required to be
          made in connection with
          solicitations of proxies for
          election of directors pursuant to
          Section 14 of the Securities
          Exchange Act of 1934, as amended
          (the "Exchange Act"), and the
          rules and regulations promulgated
          thereunder; and (b) as to the
          shareholder giving the notice (i)
          the name and record address of
          such shareholder, (ii) the class
          or series and number of shares of
          capital stock of the company which
          are owned beneficially or of
          record by such shareholder, (iii)
          a description of all arrangements
          or understandings between such
          shareholder and each proposed
          nominee and any other person or
          persons (including their names)
          pursuant to which the
          nomination(s) are to be made by
          such shareholder, (iv) a
          representation that such
          shareholder intends to appear in
          person or by proxy at the meeting
          to nominate the persons named in
          its notice and (v) any other
          information relating to such
          shareholder that would be required
          to be disclosed in a proxy
          statement or other filings
          required to be made in connection
          with solicitations of proxies for
          election of directors pursuant to
          Section 14 of the Exchange Act and
          the rules and regulations
          promulgated thereunder. Such
          notice must be accompanied by
	    a written consent of each proposed
          nominee to being named as a
          nominee and to serve as a director
          if elected.

          No person shall be eligible for
          election as a director of the
          company unless nominated in
          accordance with the procedures set
          forth in this Section 1(c). If the
          Chairman of the meeting determines
          that a nomination was not made in
          accordance with the foregoing
          procedures, the Chairman shall
          declare to the meeting that the
          nomination was defective and such
          defective nomination shall be
          disregarded.

     (d)  Vacancies. Subject to the rights
          of the holders of any class or
          series of stock having a
          preference over the Common Stock
          of the company as to dividends or
          upon liquidation to elect
          directors under specified
          circumstances, any vacancies on
          the board of directors resulting
          from death, resignation,
          retirement, disqualification,
          removal from office or other cause
          shall be filled by the affirmative
          vote of a majority of the
          remaining directors then in
          office, even though less than a
          quorum of the board of directors.
          Any director so elected by the
          board of directors to fill a
          vacancy shall hold office for the
          remainder of the full term of the
          director whose departure from the
          board created the vacancy. A
          directorship to be filled by
          reason of an increase in the
          number of directors by action of
          the board of directors (within the
          limits set forth in paragraph (a)
          of Section 1 of this article) may
          be filled by the board of
          directors for a term of office
          continuing only until the next
          election at an annual meeting or
          at a special meeting of
          shareholders called for that
          purpose; provided, however, that
          the board of directors shall not
          fill more than two such
          directorships during the period
          between two successive annual
          meetings of shareholders.

     (e)  Removal. Subject to the rights of
          any class or series of stock
          having a preference over the
          Common Stock of the company as to
          dividends or upon liquidation to
          elect directors under specified
          circumstances, any director may be
          removed from office, with or
          without cause, only by the
          affirmative vote of the holders of
          at least seventy-five percent
          (75%) of the combined voting power
          of the then outstanding shares of
          all classes of stock of the
          company entitled to vote generally
          in the election of directors,
          voting together as a single class.

     SECTION 2. Annual Meeting. Each newly
elected board of directors shall hold its first meeting immediately following the annual meeting of shareholders each year, for the purposes of organization, the election of a chairman of the board from among their number, the election of officers of the company, and the transaction of such other business as may properly come before such meeting, and no notice of such meeting shall be necessary.

     SECTION 3. Regular Meetings. In
addition to the annual meeting of the board of directors, four (4) regular meetings shall be held in each year at the time and place designated by the chairman of the board, for the purpose of transacting any business within the powers of the board.
Notice of such regular meetings shall be given as provided herein.

     SECTION 4. Special Meetings. A special
meeting of the board of directors shall be held whenever called by the chief executive officer or by the secretary on the written request of any five (5) of the directors, and at such time and place as may be specified in the notice thereof. Such notice, or any waiver pursuant to Article
VII, Section 6 hereof, need not state the purpose or purposes of such meeting.

     SECTION 5. Notice. The secretary shall
give notice to each director of each regular and special meeting in person or by mail or by any form of telecommunication, at least twenty-four (24) hours before the meeting.
The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called or convened.

     SECTION 6. Quorum. A majority of the
directors in office shall constitute a
quorum for the transaction of business, but if at any meeting of the board of directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the articles of incorporation, or these bylaws.

     SECTION 7. Chairman of the Board. The
chairman of the board shall preside at all meetings of the shareholders and of the board of directors; shall have authority to execute all legal instruments necessary for the transaction of the company's business;
may sign certificates for shares of capital stock of the company; may be designated as chief executive officer as provided in these bylaws; and shall have such other responsibilities and powers as may be prescribed in these bylaws or from time to time by the board of directors. If he is not designated as chief executive officer, the chairman of the board shall have such powers and perform such duties as maybe delegated to him by the chief executive officer, and shall be vested with all the powers and authorized to perform all the duties of the chief executive officer in his absence or inability to act.

     SECTION 8. Order of Business and
Officers at Meetings. At meetings of the board of directors, business shall be transacted in such order as the board may determine from time to time. At all meetings of the board of directors, the chairman of the board shall preside, and in the absence of the chairman of the board, a chairman shall be chosen by the board of directors from among the directors present. The secretary of the company shall act as secretary of all meetings of the board of directors, or in the absence of the secretary an assistant secretary shall so act; or in the absence of both, the presiding officer shall appoint any person to act as secretary of the meeting.

     SECTION 9. Compensation. Directors
shall not receive any stated salary for
their service as directors, but by
resolution of the board of directors an
annual retainer may be paid and a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the board of directors; provided that nothing contained herein shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

     SECTION 10. Presumption of Assent. A
director of the company who is present at a meeting of the board of directors at which action on any company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 11. Retirement. No director of
the company shall stand for reelection as a director following his seventieth birthday with the exception of any person who shall serve, or has served, as chief executive officer of the company at any time, who shall not be prevented by this provision from standing for reelection as a director for five years after retirement from the position of chief executive officer, or until the annual meeting following the attainment of age seventy-five, whichever shall first occur. Any director who is also an officer, other than the chief executive officer, of the company or an officer of any subsidiary of the company shall retire as provided in Section 1 of this article.

                 ARTICLE IV.

    Committees of the Board of Directors

     SECTION 1. Executive Committee. The
board of directors, acting by resolution adopted by a majority of the full board of directors, may elect from among its members an executive committee of not fewer than three (3) nor more than ten (10) members, which committee shall have and may exercise all of the authority of the board of directors in the business and affairs of the company except where action of the full board of directors is specified by law. The chief executive officer shall be a member of the executive committee and shall be chairman of such committee. The executive committee shall meet at such times and places as may be fixed by the committee, or on the call of the chief executive officer, at such times and places as may be designated in the call of such meetings. The executive committee shall maintain a record of its proceedings and shall report to each regular meeting of the board of directors a summary of the actions taken by such committee since the last regular meeting of the board of directors.

     SECTION 2. Audit Committee. The
following shall be the charter of the audit committee:

     (a)  Membership. The board of
          directors, acting by resolution
          adopted by a majority of the full
          board of directors, may elect from
          among its members an audit
          committee of not fewer than three
          (3) nor more than ten (10)
          members, none of whom shall be an
          officer of the company or any of
          its subsidiaries, or have any
          relationship to the company or any
          of its subsidiaries that, in the
          opinion of the board of directors,
          would interfere with the exercise
          of independent judgment as a
          committee member.

	    The chairman of the committee shall be
	    elected by a majority of the full board
	    of directors at the time the
          committee is elected or at such
          time as it becomes necessary to
          elect a new chairman because of
          the chairman's death, resignation
          or removal. Each member of the
          committee shall be financially
          literate, or shall undertake to
          become financially literate within
          a reasonable period of time after
          being elected to the committee,
          and at least one member shall have
          accounting or related financial
          management expertise, as these
          qualifications are determined in
          the opinion of the board of
          directors.

     (b)  Process. The audit committee shall
          meet at such times and places as
          may be fixed by the committee, or
          on the call of its chairman, at
          such times and places as may be
          designated in the call of such
          meetings. The committee shall also
          meet promptly upon the request of
          the company's principal outside
          auditors. The committee shall
          maintain a record of its
          proceedings and shall report to
          the board of directors a summary
          of its activities not less
          frequently than twice each fiscal
          year, along with such
          recommendations as the committee
          deems appropriate.

     (c)  Responsibilities. The audit
          committee shall have the following
          powers and duties:

          (1)  subject to confirmation by the board of
               directors, to select, evaluate and, where appropriate, replace the principal outside auditors (or to nominate the principal outside auditors to be proposed for shareholder approval in any proxy statement);

          (2)  to discuss with the principal
               outside auditors that the
               outside auditors are
               ultimately accountable to the
               board of directors and the
               audit committee;

          (3)  to review at regular
               intervals audit arrangements
               for the company and its
               subsidiaries and the reports
               to be rendered;

          (4)  to review in advance the plan
               and scope of the audit of the
               company and its subsidiaries
               to be performed by the
               principal outside auditors
               and the related estimate of
               fees, and to recommend such
               audit plan, scope, and fee
               estimate for board approval;

          (5)  to review non-audit services
               and fees of the company's
               principal outside auditors,
               giving appropriate
               consideration to the possible
               effect on the auditors'
               independence of each
               non-audit service provided;

          (6)  to ensure that the principal
               outside auditors submit to
               the committee at least
               annually a formal written
               statement delineating all
               relationships between the
               principal outside auditors
               and the company, and to
               review with the principal
               outside auditors any
               disclosed relationships or
               services that may impact the
               objectivity and independence
               of the outside auditors for
               the purpose of recommending,
               as necessary, that the board
               of directors take appropriate
               action
		   to satisfy itself of
               the outside auditors'
               independence;

          (7)  to review periodically with
               the company's principal
               outside auditors the
               accounting principles and
               policies of the company,
               including any matters
               required to be discussed by
               Statement on Auditing
               Standards No. 61, as it may
               be amended or supplemented;

          (8)  to review periodically with
               the company's principal
               outside auditors such matters
               relating to the internal
               auditing systems and
               procedures and the internal
               accounting controls of the
               company and its subsidiaries
               as the committee or the board
               of directors may determine to
               be necessary or desirable;

          (9)  to review periodically the
               coordination between the
               company's principal outside
               auditors and the company's
               internal audit staff, and to
               review with the company's
               principal outside auditors,
               upon completion of their
               audit, their findings and
               recommendations and the
               responses of the company's
               management to such findings
               and recommendations;

          (10) to review and discuss with
               management the company's
               audited financial statements;

          (11) to recommend to the board of
               directors that the audited
               financial statements
               presented to the audit
               committee be included in the
               company's annual report on
               Form 10-K;

          (12) to periodically review the
               company's corporate
               responsibility program and
               receive information and
               assurances from management as
               to its effectiveness;

          (13) to conduct from time to time,
               or cause to be conducted,
               such investigations or
               inquiries relating to the
               committee's responsibilities,
               including accounting or audit
               matters, as the facts
               presented to the committee
               warrant and as the committee
               may deem necessary or
               appropriate in the interest
               of the company and its
               shareholders;

          (14) to confer with and direct the
               officers of the company to
               the extent necessary to
               exercise the committee's
               powers and to carry out its
               duties;

          (15) to meet with representatives
               of any outside auditors of
               the company and/or its
               internal audit staff in the
               absence of management,
               whenever the committee deems
               such to be appropriate; and

          (16) to perform such additional duties as may be assigned to the committee by the board of directors.

     SECTION 3. Personnel Committee. The
board of directors, acting by resolution adopted by a majority of the full board of directors, may elect from among its members a personnel committee of not fewer than three (3) nor more than ten (10) members, none of whom shall be an officer of the company or of any of its subsidiaries during the time of service on this committee. The chairman of the committee shall be elected by a majority of the full board of directors at the time the committee is elected or at such time as it becomes necessary to elect a new chairman because of the chairman's death or resignation. The committee shall meet at such times and places as may be fixed by the committee, or on the call of its chairman, at such times and places as may be designated in the call of such meetings. The committee shall maintain a record of its proceedings and shall report to each regular meeting of the board of directors a summary of the actions taken by the committee since the last regular meeting of the board of directors.

     The personnel committee shall have the
     following powers and duties:

     (a)  to review the relationship of the
          contribution of key officers and
          employees to the company's
          performance and prospects;

     (b)  to review and approve and
          recommend to the board of
          directors for approval or
          ratification the annual salary of
          any officer of the company or of a
          subsidiary of the company whose
          annual salary is or will be of an
          amount which will place him or her
          among the twenty-five most highly
          salaried officers in the group;

     (c)  to review and approve or ratify
          the annual salary of any officer
          or employee of the company or of a
          subsidiary of the company whose
          annual salary is or will be of an
          amount which will place him or her
          among the second twenty-five most
          highly salaried officers in the
          group;

     (d)  to review and approve incentive
          compensation and other employee
          benefit programs;

     (e)  to review key personnel issues;
          and

     (f)  to perform such additional duties
          as may be assigned to the
          committee by the board of
          directors.

     SECTION 4. Other Committees. In
addition to the executive, audit, and
personnel committees, the board of directors may, by resolution adopted by a majority of the full board of directors, elect from among its own members such other committees as it shall deem to be appropriate, each of which shall have and may exercise that authority of the board of directors which shall have been delegated to it in the resolution creating such committee, except as may be prohibited by law.

     SECTION 5. Term of Office and Committee
Size. The term of office of each member of any committee shall be the period designated by the board of directors, but shall not be longer than one year and until his successor shall be elected, unless such member shall be removed by the board of directors, as provided in this section, or the committee is dissolved by the board of directors. A member of any committee may be removed during the period between annual meetings by action of the majority of the full board of directors at any regular or special meeting.
The membership of any committee elected by the board of directors may be increased or decreased during the period between annual meetings, subject to any limitations of this article, by action of the majority of the full board of directors at any regular or special meeting.

     SECTION 6. Quorum. A majority of the
members of any committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

     SECTION 7. Responsibility. The
designation of any committee and the
delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

     SECTION 8. Vacancies. The board of
directors may fill all vacancies in any
committee.


                 ARTICLE V.

                  Officers

     SECTION 1. Titles and Term of Office.
The board of directors at its annual meeting shall elect officers of the company as follows: a chief executive officer, a president and a secretary. The board of directors may also elect one or more vice chairmen. The board of directors or the executive committee may elect other officers, including one or more executive vice presidents, senior vice presidents, vice presidents, a general counsel, a controller, a general auditor, and other officers and assistant officers as the board of directors or the executive committee deems necessary. Each officer shall hold office for the term for which he is elected and until his successor shall have been duly elected and qualified, or until his death, resignation, or removal in the manner hereinafter provided. One person may hold more than one office except that the president shall not also hold the office of secretary. The chief executive officer shall be a director of the company, but no other officer need be a director.

     SECTION 2. Removal. Any officer who may
be elected only by the board of directors may be removed only by the board of directors. Any officer who may be elected by either the board of directors or the executive committee may be removed by either the board of directors or the executive committee. Removal of any officer may occur whenever in the judgment of the board of directors or the executive committee, as the case may be, the best interests of the company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.

     SECTION 3. Vacancies. A vacancy in the
office of any officer may be filled for the unexpired portion of the term by the board of directors.

     SECTION 4. Chief Executive Officer. The
board of directors shall designate either the chairman of the board or the president to be the chief executive officer of the company. All other officers of the company shall be subordinate to the chief executive officer and shall report to him as he may direct. The chief executive officer shall have responsibility for the general management and direction of the business of the company and for the execution of all orders and resolutions of the board of directors. In addition to the powers prescribed in these bylaws, he shall have all of the powers usually vested in the chief executive officer of a corporation and such other powers as may be prescribed from time to time by the board of directors. He may delegate any of his powers and duties to any other officer with such limitations as he may deem proper.

     SECTION 5. President. In the absence of
the chairman of the board, the president shall preside at all meetings of the shareholders; shall have authority to execute all legal instruments necessary for the transaction of the company's business;
may sign certificates for shares of capital stock of the company; and may be designated as chief executive officer, as provided in these bylaws. He may delegate such of his powers and duties to other officers with such limitations as he may deem proper. The president shall have such other powers and duties as may be prescribed in these bylaws or from time to time by the board of directors. If he is not designated as chief executive officer, the president shall have such powers and perform such duties as may be delegated to him by the chief executive officer, and shall be vested with all the powers and authorized to perform all the duties of the chief executive officer in his absence or inability to act.

     SECTION 6. Vice Chairman. Each vice
chairman shall have authority to execute all legal instruments necessary for the transaction of the company's business; shall have such other powers and duties as may be delegated to him by the board of directors or the chief executive officer; and may exercise the powers of the president during his absence or inability to act.

     SECTION 7. Vice President. Each vice
president shall have such powers and duties as may be delegated to him by the board of directors or the chief executive officer, or any authorized officers senior to the vice president.

     SECTION 8. Secretary. The secretary
shall keep the minutes of all meetings of the board of directors, of the shareholders, and of the executive committee; shall issue all notices; may sign with the chairman of the board, the president, or a vice chairman in the name of the company all legal instruments necessary for the transaction of the company's business and affix the seal of the company thereto; shall sign with the chairman of the board or president all certificates for shares of the capital stock of the company; and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer.

     SECTION 9. Treasurer. The treasurer
shall have responsibility for the
safekeeping and custody of all the funds and securities of the company; shall establish and execute programs for the provision of the capital required by the company, including negotiating the procurement of capital and maintaining the required financial arrangements; shall establish and maintain adequate sources for the company's short-term borrowings; shall establish and maintain liaison with investment bankers and financial analysts; shall establish and maintain banking arrangements; and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer.

     SECTION 10. Powers and Duties of
Assistant Secretaries. Each assistant
secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the secretary, and may exercise the powers of the secretary during that officer's absence or inability to act.
Any action taken by an assistant secretary in the performance of the duties of the secretary shall be conclusive evidence of the absence or inability to act of the secretary at the time such action was taken.

     SECTION 11. Powers and Duties of
Assistant Treasurers. Each assistant
treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the treasurer, and may exercise the powers of the treasurer during that officer's absence or inability to act.
Any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.


                 ARTICLE VI.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 1. Actions. The company shall
indemnify any person who was or is a named defendant or respondent or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including any action by or in the right of the company), or any appeal of such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the company, or is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise
(any such person acting in any such capacity being hereinafter referred to as "potential indemnitee"), against judgments, penalties
(including excise and similar taxes), fines, amounts paid in settlement, and reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, (i) in the case of conduct in his official capacity as a director of the company, to be in the best interests of the company and (ii) in all other cases, to be not opposed to the best interests of the company; and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; provided, however, that in connection with any action, suit or proceeding in which the person shall have been adjudged to be liable to the company or liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity as a director or officer, (i) indemnification shall be limited to reasonable expenses
(including court costs or attorneys' fees) actually incurred in connection with such proceeding, and (ii) indemnification shall be prohibited, if the person is found liable for willful or intentional misconduct in the performance of his duty to the company. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the company; and, with respect to any criminal action or proceeding, shall not create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Success on Merits or
0therwise. Where a potential indemnitee has been wholly successful, on the merits or otherwise, in defense of any such action, suit or proceeding, he shall be indemnified against reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection therewith.

     SECTION 3. Determination that
Indemnification is Proper. Any
indemnification under Section 1 of this
article (unless otherwise ordered by a court of competent jurisdiction) shall be made by the company only as authorized in a specific case upon a determination that the applicable standard of conduct has been met.
Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who at the time of the vote have not been named as defendants or respondents in such action, suit or proceeding, or (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in such action, suit or proceeding, or (iii) by special legal counsel selected by the board of directors
(or a committee thereof) by vote in the
manner set forth in subparagraphs (i) and
(ii) of this Section 3, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (iv) by the shareholders in a vote that excludes the shares held by any director who is named as a defendant or respondent in such action, suit or proceeding.

     SECTION 4. Expenses Prior to Final
Disposition. Reasonable expenses incurred by a director, officer, or employee of the company or other person entitled to indemnity hereunder, who was, is or is threatened to be made a named defendant or respondent in any such action, suit or proceeding described in Section 1 shall be paid by the company in advance of the final disposition thereof upon receipt of a written affirmation by the director, officer, employee or other person of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director, officer, employee or other person to repay such amount if it is ultimately determined that the person has not met such necessary standard of conduct or that indemnification is prohibited by Section 1 of this article. Determinations with respect to payments under this Section 4 shall be made in the manner specified by Section 3 for determining that indemnification is permissible, except as otherwise provided by law.

     SECTION 5. Nonexclusive
Rights-Continuance Beyond Tenure. The
indemnification provided by this article shall not be deemed (i) to be exclusive of any other rights consistent with law to which the person indemnified may be entitled under the articles of incorporation of the company, bylaws, any general or specific action of the board of directors, agreement, authorization of shareholders, or otherwise, or as may be permitted or required by law, both as to action in his official capacity as a director and as to action in another capacity while holding such office, or (ii) to be a limitation upon the power of the company to indemnify and to advance expenses, consistent with law. The indemnification provided by this article shall continue as to a person who has ceased to be a director, officer, or employee of the company or other person entitled to indemnity hereunder or to serve in such other capacity in which he was entitled to indemnification hereunder, and shall inure to the benefit of his heirs and legal representatives.

     SECTION 6. Insurance Authorized.
Subject to any restrictions now or hereafter established by applicable law, the company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the company or who is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the company would have the power to indemnify him against that liability under the provisions of this article or the Texas
Business Corporation Act.

     SECTION 7. Definitions. For purposes of
this article, references to "the company" include any domestic or foreign predecessor entity of the company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the company by operation of law and in any other transaction in which the company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article. For purposes of this article, references to "serving at the request of the company" shall include any service as a director, officer or employee of the company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the company" as referred to in this article.

     SECTION 8. Expenses as Witness.
Notwithstanding any other provision of this article, the company may pay or reimburse expenses incurred by any director, officer, or employee of the company or any other potential indemnitee hereunder in connection with his appearance as a witness or other participation in any action, suit or a proceeding described in Section 1 at a time when he is not a named defendant or respondent in such action, suit or proceeding.

     SECTION 9. Notice to Shareholders. Any
indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders of the company with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

                ARTICLE VII.

          Miscellaneous Provisions

     SECTION 1. Registered Office. Unless
the board of directors otherwise determines, the registered office of the company, required by the Texas Business Corporation
Act to be maintained in the State of Texas, shall be the principal place of business of the company, but such registered office may be changed from time to time by the board of directors in the manner provided by law and need not be identical to the principal place of business of the company.

     SECTION 2. Books and Records. Correct
and complete books and records of account of the company and the minutes of the proceedings of its shareholders, board of directors, and each committee of its board of directors shall be kept at the registered office of the company. Records of the original issuance of shares issued by the company and of each transfer of those shares that have been presented for registration of transfer shall be kept at the registered office of the company or at the office of its principal transfer agent or registrar. A record of the past and present shareholders of the company, giving the names and addresses of all such shareholders and the number of shares of each class and series of stock held by each, shall also be kept at the registered office of the company or at the office of its principal transfer agent or registrar. Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the company, upon written demand stating the purpose thereof, or any director of the company shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom.

     SECTION 3. Action Without Meeting and
Telephone Meetings. Any action permitted, or required by law, these bylaws, or the articles of incorporation of the company, to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     Subject to the notice requirements of
these bylaws, members of the board of
directors or of any committee created by the board of directors may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment, including teleconferencing via a satellite communications system, provided all persons participating in the meeting can hear each other.

     SECTION 4. Fiscal Year. The fiscal year
of the company shall be the calendar year.

     SECTION 5. Seal. The seal of the
company shall be such as from time to time may be approved by the board of directors.

     SECTION 6. Notice and Waiver of Notice.
Whenever any notice is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the company, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the date and time stated therein, shall be deemed equivalent thereto.

     SECTION 7. Resignations. Any director
or officer may resign at any time. Such
resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chairman of the board, the president, or the secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     SECTION 8. Securities of Other
Corporations. The board of directors shall by resolution designate the officers of the company who shall have power and authority to transfer, endorse for transfer, vote, or consent to or take any other action with respect to any securities of another issuer which may be held or owned by the company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     SECTION 9. Investments and Loans.
Investments and loans of the company shall be made pursuant and subject to the provisions of the law.

     SECTION 10. Execution of Contracts and
Other Instruments. All contractual or
obligatory undertakings, including but not limited to deeds, conveyances, transfers, and releases, shall be signed by, (a) the chairman of the board, the president, a vice chairman, or a vice president, or (b) any attorney-in-fact or agent of the company who has been, or at any time in the future may be, appointed by the chairman of the board, the president, a vice chairman, or a vice president, and by the company secretary or an assistant secretary. When necessary, such instruments may have the corporate seal affixed and may be attested by the secretary or an assistant secretary. Checks may be signed by the chairman of the board, the president, a vice chairman, a vice president, the secretary, the treasurer, or any other person who may be authorized by the board of directors or the chief executive officer.

     SECTION 11. Rules and Regulations.
Rules and regulations for the conduct of the company's business not in conflict with these bylaws may be adopted by the executive committee by resolution duly recorded in the minutes of the committee; provided, however, that such action may be modified or abrogated by the board of directors.

                ARTICLE VIII.

                 Amendments

     Unless otherwise provided in the
Articles of Incorporation, the power to
alter, amend, or repeal these bylaws or
adopt new bylaws shall be vested in the full board of directors subject, however, to repeal or change by action of the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of all classes of stock of the company entitled to vote generally in election of directors, voting together as a single class.